                                                                       EXHIBIT 1

         None of the executive officers or directors of FNB has, during the last five years, been convicted in a criminal proceeding nor have any such person, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he or she was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         Information regarding the directors of FNB appears below:

NAME                           ADDRESS                                     OCCUPATION
----                           -------                                     ----------
G. Scott Baton                 P.O. Box 781                                Chairman,
                               Latrobe, PA 15650                           Chestnut Ridge Foam, Inc.

W. Richard Blackwood           Harry Blackwood, Inc.                       President, Harry Blackwood, Inc.
                               1503 8th Avenue
                               P.O. Box 300
                               Beaver Falls, PA  15010

Alan C. Bomstein               Creative Contractors, Inc.                  President & C.E.O., Creative Contractors, Inc.
                               620 Drew Street
                               Clearwater, FL 33755

William B. Campbell            159 Audubon Blvd.                           Retired Business Executive (Retired President,
                               Audubon Country Club                        Shenango Steel Erectors, Inc.)
                               Naples, FL 34110

Charles T. Cricks              1479 N. Hermitage Road                      Starboard Ventures, Principal
                               Hermitage, PA 16148

Henry M. Ekker                 One East State Street (office)              Attorney at Law
                               Sharon, PA 16146                            Partner of Ekker, Kuster & McConnell

Stephen J. Gurgovits           First National Bank of Naples               Vice Chairman, F.N.B. Corporation; President &
                               2150 Goodlette Rd. N.                       CEO, First National Bank of Pennsylvania
                               Suite 800
                               Naples, FL 34102

James S. Lindsay               723 21st Avenue South                       Owner, The Lindsay Group (real estate broker)
                               Naples, FL 34102                            Partner, Dor-J's Partnership (investments)

NAME                           ADDRESS                                     OCCUPATION
----                           -------                                     ----------
Paul P. Lynch                  2625 Wilmington Road                        Attorney at Law,
                               New Castle, PA 16105                        President & CEO, Paul Lynch Investments, Inc.

Edward J. Mace                 720 Goodlette Road North                    Edward J. Mace, CPA
                               Suite 202                                   VP & Director, Ribek Corp. (Investment Mgt.)
                               Naples, FL 34102

Peter Mortensen                426 Robertson Road                          Chairman, F.N.B. Corp. Chairman, First National
                               Hermitage, PA 16148                         Bank of Pennsylvania

Robert S. Moss                 c/o Associated Contractors                  Chairman, Associated Contractors of Conneaut
                               664 Water Street                            Lake, Inc.
                               Conneaut Lake, PA 16316

William A. Quinn               101 Washington Avenue APT#439               Retired, Executive Vice President, First
                               Oakmont, PA  15139                          National Bank of Pennsylvania

Harry F. Radcliffe             40 Wiggins Lane                             President & CEO
                               Uniontown, PA 15401                         Fort Pitt Capital Management Corporation

William J. Strimbu             Box 268 - 3500 Parkway Road                 President, Nick Strimbu, Inc.
                               Brookfield, OH 44403-268

Gary L. Tice                   First National Bank of Naples               President & C.E.O., F.N.B. Corporation
                               2150 Goodlette Rd. N.
                               Suite 800
                               Naples, FL 34102

Earl K. Wahl, Jr.              P.O. Box 27                                 Owner,
                               Somerset, PA 15501-0207                     Jed Corporaion

Archie O. Wallace              47 Clinton Road (office)                    Attorney at Law,
                               Greenville, PA 16125                        Partner of Rowley, Wallace, Keck, Karson & St.
                                                                           John

James T. Weller                2440 Tibbets Wick Road                      Chairman, Liberty Steel Products, Inc.
                               Girard, OH 44420

Eric J. Werner                 705 Westminster Road                        Chief Administrative Officer, General Counsel &
                               Hermitage, PA 16148-3241                    Secretary, Werner Co.


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

NAME                           ADDRESS                                     OCCUPATION
----                           -------                                     ----------
R. Benjamin Wiley              Greater Erie Economic Development           C.E.O., Greater Erie Community Action
                               Corporation & Greater Erie Community        Committee and C.E.O., Greater Erie Economic
                               Action Committee                            Development Corporation
                               18 West 9th Street
                               Erie, PA 16501

Donna C. Winner                3665 Valley View Road                       Co-owner, The Radisson, Tara--
                               Clark, PA 16113                             A Country Inn, The Winner and Tiffany's

         Information regarding the executive officers of FNB appears below. The business address of each of the executive officers is F.N.B. Corporation, 2150 Goodlette Road North, Suite 800, Naples, Florida 34102.

Name                                 Position
----                                 --------
Gary L. Tice                         President and Chief Executive Officer

Stephen J. Gurgovits                 Vice Chairman

Kevin C. Hale                        Chief Operating Officer

Cass Bettinger                       Chief Administrative Officer

William J. Rundorff                  Executive Vice President and Chief Legal Officer

C.C. Coghill                         Executive Vice President and Chief Credit Officer

Steven C. Powell                     Executive Vice President and Chief Technology
                                     Officer

Garrett S. Richter                   Executive Vice President

John D. Waters                       Vice President and Chief Financial Officer


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